Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Esports Entertainment Group, Inc. (The Company) on Form S-1/A to be filed on March 25, 2021, of our report dated October 1, 2020, on our audit of the consolidated financial statements of Esports Entertainment Group, Inc. as of June 30, 2020 and 2019, and for the years then ended, which report was included in the Annual Report on Form 10-K filed October 1, 2020.

Somerset, New Jersey

March 25, 2021